Exhibit 4.2

                                             DSI DATOTECH SYSTEMS INC.

                                              1996 STOCK OPTION PLAN


1.       INTERPRETATION

1.1 Defined Terms - For the purposes of this Plan, the following terms shall have the following meanings:

     (a) "Affiliate" means a Parent Corporation or a Subsidiary Corporation of a corporation;

     (b) "Associate" means, where used to indicate a relationship with any Person,

     (i) any relative of that Person,

     (ii) any person of the opposite sex to whom that Person is married or with whom that Person is living in a conjugal relationship outside marriage,

     (iii) any relative of a Person mentioned in clause (ii) who has the same home as that Person,

                   (iv)    any partner of that Person,

     (v) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or

     (vi) any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than ten percent of the voting rights attached to all outstanding voting securities of the corporation;

     (c) "Beneficial Owner" of a security includes any Person who, directly or indirectly, through any contract, arrangement understanding, relationship or otherwise has voting power over the security or the power to dispose or direct the disposition of the security, and any Person who uses a trust or other arrangement with the purpose or effect of divesting such Person of beneficial ownership as part of a plan to evade the reporting requirements of section 13 of the Exchange Act shall be deemed to be the Beneficial Owner of the security;

     (d) "Board" means the Board of Directors of the Company;

     (e) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time;



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                                                         2

     (f) "Committee" means a committee of the Board appointed in accordance with this Plan, or if no such committee is appointed, the Board itself;

          (g)      "Company" means DSI Datotech Systems Inc. and its Affiliates;

     (h) "Date of Grant" means the date on which a grant of an Option is effective;

     (i) "Direct or Indirect Ownership" of securities by a Person is calculated in accordance with the following rules:

     (i) the Person shall be deemed to own stoc owned, directly or indirectly, by or for his brothers and sisters (including half-brothers and half-sisters), spouse, ancestors and lineal descendants, and

     (ii) stock owned, directly or indirectly, b or for a corporation, partnership, estate or trust, shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries;

     (j) "Disability" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months which causes an individual to be unable to engage in any substantial gainful activity;

     (k) "Disinterested Person" means a director who qualifies as a "Disinterested Person" as defined in subclause 240.16b-3(c)(2)(i) of Title 17 of the Code of Federal Regulations of the United States; meaning a director who has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Company for one year prior to the initiation of his service as an administrator of the Plan, other than securities received pursuant to an annual retainer fee;

     (1) "Disposition" includes a sale, exchange, gift, or transfer of legal tide, but does not include a pledge, hypothecation, transfer from a descendent to an estate, transfer by bequest or inheritance, or the other excepted circumstances referred to in section 424(c) of the Code;

     (m) "Domestic Relations Successor" means a person entitled to receive transfer of ownership of an Option pursuant to a Qualified Domestic Relations Order;

     (n) "Effective Date" means the effective date of this Plan, which is November 15, 1996;

     (o) "Exchange Act" means the Securities Exchange Ac of 1934, as amended;



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                                                         3

     (p) "Fair Market Value" means:

     (i) where the Shares are listed for tradin on the VSE, the closing price of the Shares on the VSE,

     (ii) where the Shares are publicly traded but are not listed for trading on the VSE, the closing price of the Shares on such stock exchange or over the counter market as may be selected for such purpose by the Committee, or

     (iii) where the Shares are not publicly traded, the value which is determined by the Committee to be the fair value of the Shares at the Date of Grant, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arm's length;

     (q) "Guardian" means the guardian, if any, appointed for an Optionee;

(r) "ISO" means an Option granted to an employee of the Company that qualifies as an "incentive stock option" for purposes of section 422 of the Code and is therefore subject to favorable tax treatment under the Code;

     (s) "ISO Optionee" means an Optionee to whom an ISO has been granted;

(to) "Modification" means any change in the terms of an Option which gives the Optionee additional benefits under the Option, but such change shall not include a change in the terms of an Option:

     (i) to make the Option not transferable other than by will or the laws of descent and distribution,

     (ii) to make the Option exercisable only by the Optionee during his lifetime,

     (iii) in the case of an Option not immediately exercisable in full, to accelerate the time within which the Option may be exercised, or

     (iv) attributable to the issuance or assumption of an Option by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation if the new Option or assumption of the old Option does not give the Optionee additional benefits which he did not have under the old Option;



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                                                         4

(u) "Non-ISO" means an Option that is not an " incentive stock option" for purposes of section 422 of the Code, and is therefore not subject to favorable tax treatment under the Code;

     (v) "Non-ISO Optionee" means an Optionee to whom a Non-ISO has been granted;

     (w) "Option" means an option to purchase Shares granted pursuant to the terms of this Plan;

     (x) "Option Agreement" means a written agreement between the Company and an Optionee, specifying the terms of the Option being granted to the Optionee under the Plan;

     (y) "Option Price" means the price at which an Option is exercisable to purchase Shares;

     (z) "Optionee" means a person to whom an Option has been granted;

     (aa) "Parent Corporation" means any corporation in a unbroken chain of corporations ending with the Company if, at the Date of Grant, each corporation other than the Company owns stock possessing 50 percent or mor of the total combined voting power of all classes of stock in one of the other corporations in such chain;

     (bb) "Person" means a natural person, company, government, or political subdivision or agency of a government; and where two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person;

     (cc) "Plan" means this Stock Option Plan of the Company;

     (dd) "Qualified Domestic Relations Order" means a judgment or order which relates to the provision of child support, alimony payment or marital property rights to a spouse, former spouse, child or other dependent of an Optionee, made pursuant to domestic relations law of a state of the United States, and which meets all the requirements of section 414(p) of the Code;

     (ee) "Qualified Successor" means a person who is:

     (i) entitled to ownership of an Option upo the death of an ISO Optionee, pursuant to a will or the applicable laws of descent and distribution upon death, or

     (ii) a Domestic Relations Successor of an Optionee;


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                                                         5


     (ff) "Shares" means the common shares without par value in the capital of the Company;

     (gg) "Subsidiary Corporation" means any corporation in an unbroken chain of corporations beginning with the Company if, at the Date of Grant, each of the corporations other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

     (hh) "Term" means the period of time during which an Option is exercisable;

     (ii) "Terminating Event" means:

     (i) the dissolution or liquidation of the Company,

     (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation,

     (iii) the sale or other disposition of all o substantially all of the assets of the Company,

     (iv) the occurrence of an event whereby any Person or entity becomes the Beneficial Owner of Shares representing 50% or more of the combined voting power of the voting securities of the Company, or

     (v) a material change in the capital structure of the Company that is deemed to be a Terminating Event by virtue of the last sentence of Section 11.1 of this Plan or by virtue of Section 11.4 of its Plan;

          (jj)     "VSE" means the Vancouver Stock Exchange.


     2. STATEMENT OF PURPOSE

2.1 Principal purposes - The principal purposes of the Plan are to provide the Company with the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company; to create in such individuals a proprietary interest in, and a greater concern for, the welfare and success of the Company; to encourage such individuals to remain with the Company; and to attract new employees, officers, directors and consultants to the Company.



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2.2 ISOs and  Non-ISOs - Under this Plan,  the Company may grant  either ISOs or
Non- ISOs. Each ISO granted hereunder is intended to constitute an "incentive stock option," for the purposes of section 422 of the Code, and this Plan and each such ISO is intended to comply with all of the requirements of Section 422 of the Code and of all other provisions of the Code applicable to "incentive stock options" and to plans issuing the same. Each Non-ISO granted hereunder is intended to constitute an Option that is not an "incentive stock option" for the purposes of section 422 of the Code, and that does not comply with the requirements of Section 422 of the Code.

2.3 Benefit to shareholders - The Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering them an opportunity to share in any increase in value of the Shares resulting from their efforts.

3.                 ADMINISTRATION

3.1 Board or Committee - The Plan shall be administered by the Board or by a Committee appointed in accordance with Section 3.2 or 3.4(b) below.

3.2 Appointment of Committee - The Board may at any time appoint a Committee, consisting of not less than two of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3.3 Quorum and voting - A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Section 3, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee who are not Disinterested Persons may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him).

3.4   Administration   of  Plan  upon   registration  of  equity   securities  -
Notwithstanding the foregoing provisions of this Section 3, if the Company registers any class of any equity security pursuant to section 12 of the Exchange Act the Plan shall, from the effective date of such registration until six months after the termination of such registration, be administered as follows:

     (a) the Plan shall be administered by the Board so long as each member of the Board is a Disinterested Person; and,



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     (b) if at any time not all members of the Board are Disinterested  Persons, then the Board shall appoint a Committee consisting of two or more of its members, all of whom are Disinterested Persons, to administer the Plan o behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members (all of whom shall b Disinterested Persons), remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan so long as all members of the Board are Disinterested Persons. At no time shall a person who is not a Disinterested Person serve on the Committee appointed under this
Section 3.4%, no shall such Committee at any time consist of less than two members of the Board.

     3.5 Powers of Committee - Any Committee appointed ------------------- under
Section 3.2 or 3.4(b) above shall have the authority to do the following:

     (a) administer the Plan in accordance with its express terms;

     (b) determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Shares;

     (c)  correct  any  defect,   supply  any  information,   or  reconcile  any
inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

     (d) prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

     (e) determine the duration and purposes of leaves o absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan;

     (f) do the following with respect to the granting o Options:

     (i) determine the employees, officers, directors, or consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan,

     (ii) determine whether such Options shall b ISOs or Non-ISOs,

     (iii) determine the terms and provisions of the Option Agreement to be entered into with any Optionee (which need not be identical with the terms of any other Option Agreement),


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                                                         8

     (iv) amend the terms and provisions of Option Agreements, provided the Committee obtains:

     (A) the consent of the Optionee; and

     (B) the approval of any stock exchange on which the Company is listed,

     (v) determine when Options shall be granted,

     (vi) determine the number of Shares subject to each Option, and

     (g) make all other determinations necessary or advisable for administration of the Plan.

3.6 Obtain regulatory approvals - In administering this Plan the Committee will obtain any regulatory approvals which may be required pursuant to applicable securities laws or the rules of any stock exchange on which the Company is listed.

3.7 Administration by Committee - The Committee's exercise of the authority set out in Section 3.5 shall be consistent with the intent that ISOs issued under the Plan be qualified under the terms of Section 422 of the Code, and that Non-ISOs shall not be so qualified. All determinations made by the Committee in good faith on matters referred to in Section 3.5 shall be final, conclusive, and binding upon all Persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee's administration of the Plan shall in all respects be consistent with the policies and rules of the VSE governing the granting of stock options for so long as the Shares are listed on the VSE and any other regulatory authorities having jurisdiction.

4.                 ELIGIBILITY

4.1 Eligibility for ISOs - ISOs may be granted to any employee of the Company, including directors or officers of the Company who are employees of the Company. An Optionee who is not an employee of the Company is not eligible to receive an ISO under the Plan.

     4.2 Eligibility for Non-ISOs - Non-ISOs may be granted to any employee, officer, director ------------------------- or consultant of the Company.

4.3 No violation of securities laws - No Option shall be granted to any Optionee unless the Committee has determined that the grant of such Option and the exercise thereof by the Optionee will not violate the securities law of the jurisdiction where the Optionee resides.

4.4 Limit on maximum grant to any Optionee - Notwithstanding anything in this Plan to the contrary, no officer or employee of the Company shall receive Options exercisable for more than 750,000 Shares over any three year period.


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                                                         9


5.                 SHARES SUBJECT TO THE PLAN

5.1 Number of Shares - The Committee, from time to time, may grant Options to purchase an aggregate of up to 1,500,000 Shares, subject to regulatory approval, to be made available from authorized, but unissued or reacquired, Shares, provided that not more than 750,000 options may be granted to directors and officers in management, administration and investor relations and the remaining options may be granted to employees and consultants and members of any advisory board working in the research, development, marketing and commercialization of gesture interface control systems and other technology developed by the Company. In calculating the foregoing 1,500,000 Shares, the Committee shall include all Shares subject to options outstanding prior to the Effective Date of the Plan. The foregoing number of Shares shall be adjusted, where necessary, to take account of the events referred to in Section 11 hereof

5.2 Decrease in number of Shares subject to Plan - Upon exercise of an Option, the number of Shares thereafter available under the Plan and under the Option shall decrease by the number of Shares as to which the Option was exercised.

5.3 Expiry of option - If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

5.4 Reservation of Shares - The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

6.                 OPTION TERMS
                   ------------

6.1 Option agreement - With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in the Option Agreement between the Company and the Optionee:

     (a) whether such Option is an ISO or a Non-ISO;

          (b) the number of Shares subject to purchase pursuant to such Option, provided that so long as the Shares are listed on the VSE, the number of Shares reserved for issuance to any one person pursuant to Options does not exceed 5% of the outstanding Shares;

          (c)      Date of Grant;

          (d)      the Term, provided that:



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                                                        10

     (i) the Term shall in no event be more than ten years following the Date of Grant provided that while the Company is listed on the Venture Board of the VSE, the Term shall be not more than five years from the Date of Grant; and

     (ii) if an ISO Option is granted to an Optionee who on the Date of Grant has Direct or Indirect Ownership of more than 10% of the total combined voting power of all classes of stock of the Company, the Term of the Option shall not exceed five years;

     (e) the Option Price, provided that,

     (i) so long as the Shares are listed on th VSE, the Option Price shall not be less than the Fair Market Value of the Shares on the trading day preceding the Date of Grant; and

     (ii) if an ISO Option is granted to an Optionee who on the Date of Grant has Direct or Indirect Ownership of more than 10% of the total combined voting power of all classes of stock of the Company, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the Date of Grant;

     (f) any vesting schedule upon which the exercise of an Option is contingent provided that each Option must be subject to a vesting schedule under which not more than 25% of the initial aggregate number of Shares which may be purchased under the Option may vest in any six month period, on a cumulative basis; and

     (g) such other terms and conditions as the Committee deems advisable and are consistent with the purposes of this Plan.

6.2 No grant after ten years from effective date - No Option shall be granted under the Plan later than ten years from the Effective Date of the Plan. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

6.3 No Disposition for six months - An Optionee who is subject to section 16 of the Exchange Act shall not make a Disposition of any Shares issued upon exercise of an Option unless at least six months has elapsed between the Date of Grant of the Option and the date of Disposition of the Shares issued upon exercise of such Option.

7.                LIMITATION ON GRANTS OF OPTIONS

     7.1 Non-ISO if Exceed $100.000 (U.S.) - If the aggregate Fair Market Value of: --------------------------------



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                                                        11

     (a) Shares underlying ISOs which have been granted to an Optionee under this Plan and which are exercisable for the first time during a calendar year, and

     (b) Shares underlying incentive stock options which have been granted to such Optionee under any other plan of the Company and which are exercisable for the first time during that calendar year,

exceeds $100,000 (U.S.),  as such amount may be adjusted from time to time under
Section 422(d) of the Code, then to the extent of such excess such Options shall be treated as Non-ISOs.

7.2 ISO Optionee owning greater than 10% of voting securities - The Committee may grant an ISO to an employee of the Company who, at the Date of Grant, owns securities of the Company representing more than 10% of the total combined voting power of all classes of stock of the Company only if:

     (a) the Option Price is at least 110% of the Fair Market Value of the Shares at the Date of Grant; and

     (b) the Term is five years or less.


8.                 EXERCISE OF OPTION
                   ------------------

8.1 Method of Exercise - Subject to any limitations or conditions imposed upon an Optionee pursuant to the Option Agreement or Section 6 above, an Optionee may exercise an Option by giving written notice thereof to the Company at its principal place of business or as otherwise indicated by the Company in writing.

8.2 Payment of Option price - The notice described in Section 8.1 shall be accompanied by full payment of the aggregate Option Price to the extent the Option is so exercised, and full payment of any amounts the Company determines must be withheld for tax purposes from the Optionee pursuant to the Option Agreement. Such payment shall be:

     (a) in lawful money (Canadian funds) in cash or by check;

     (b) at the discretion of the Committee and if such form of payment is permitted under the corporate laws then governing the Company, by delivery of the Optionee's personal recourse note bearing interest at a rate deemed appropriate by the Committee;

          (c) at the discretion of the Committee, and subject to all applicable securities laws, through delivery by the Optionee and/or withholding the Company, of Shares having a market value as of the date of exercise equal to the cash exercise price of the Option plus any amounts that the Company determines must be withheld from the


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                                                        12

     Optionee for U.S. or Canadian tax purposes. The market value of each of the Shares on the date of delivery shall be determined in good faith by the Committee, which determination shall be binding for all purposes hereunder; or

     (d) at the discretion of the Committee, by any combination of Sections 8.2(a) to 8.2(c) above.

8.3 Issuance of stock certificate - As soon ~s practicable after exercise of an Option in accordance with Sections 8.1 and 8.2 above, the Company shall issue a stock certificate evidencing the Shares with respect to which the Option has been exercised. Until the issuance of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 below.


9.                 TRANSFERABILITY OF OPTIONS

9.1 Non-transferable - Except as provided otherwise in this Section 9, Options are non- assignable and non-transferable.

9.2 Death of Optionee - If the employment of an Optionee as an employee or consultant of the Company, or the position of an Optionee as a director of the Company, terminates as a result of his or her death, any Options held by such Optionee shall pass to the Qualified Successor of the Optionee, and

     (a) in the case of an ISO, shall be exercisable by the Qualified Successor for a period of six months following such death, and

     (b) in the case of a Non-ISO, shall be exercisable by the Qualified Successor for a period of 12 months following such death.

9.3 Disability of Optionee - If the employment of an Optionee as an employee or consultant of the Company, or the position of an Optionee as a director of the Company, is terminated by the Company by reason of such Optionee's Disability, any Option held by such Optionee that could have been exercised immediately prior to such termination of employment shall be exercisable by such Optionee, or by his Guardian, for a period of one year following the termination of employment of such Optionee.


9.4 Disability and death of Optionee - If an Optionee who has ceased to be employed by the Company by reason of such Optionee's Disability dies within six months after the termination of


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                                                        13

such employment, any Option held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor

     (a) in the case of an ISO, for a period of six months following the death of such Optionee, and

     (b) in the case of a Non-ISO, for a period of 12 months following the death of such Optionee.

9.5 Qualified Domestic Relations Order - In the event that a Qualified Domestic Relations Order mandates the transfer of any Option that could have been exercised immediately prior to the issuance of such order, such Option shall pass to the Domestic Relations Successor, and shall be exercisable by such person or persons in accordance with the terms of the applicable Option Agreement.

9.6 Vesting - Options held by a Qualified Successor or exercisable by a Guardian shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

9.7 Unanimous agreement - If two or more persons constitute the Qualified Successor or the Guardian of an Optionee, the rights of such Qualified Successor or such Guardian shall be exercisable only upon the unanimous agreement of such persons.

9.8 Deemed non-interruption of employment - Employment shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee's right to reemployment with the Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Optionee's reemployment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first day of such leave.

10.                TERMINATION OF OPTIONS

10.1 Termination of Options - To the extent not earlier exercised or terminated in accordance with section 9 above, an Option shall terminate at the earliest of the following dates:

     (a) the termination date specified for such Option in the Option Agreement;

     (b) where the Optionee's position as an employee, consultant or director of the Company is terminated for just cause, the date of such termination for just cause;

     (c) where the Optionee's position as an employee, consultant or director of the Company terminates for a reason other than the Optionee's Disability, death, or termination for just cause, 30 days after such date of termination, or upon the Optionee making written application to the Committee and receiving the written consent of the Committee, which consent may be given at the discretion of the Committee, up to 90 days after such date of termination;

     (d) the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of Section 9.1 above; and

     (e) the date specified in Section 11.2 below for such termination in the event of a Terminating Event.

11.               ADJUSTMENTS TO OPTIONS

11.1 Alteration in capital structure - If there is a material alteration in the capital structure of the Company resulting from a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event Such adjustments may include, without limitation (a) a change in the number or kind of shares of stock of the Company covered by such Options, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 11.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company. If the Committee determines that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event for the purposes of this Plan.

11.2 Terminating events - Subject to Section 11.3, all Options granted under the Plan shall terminate upon the occurrence of a Terminating Event.

11.3 Notice of Terminating Event - The Committee shall give notice to Optionees not less than thirty days prior to the consummation of a Terminating Event Upon the giving of such notice, all Options granted under the Plan shall become immediately exercisable, notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

11.4 Corporate reorganization - In the event of a reorganization as defined in this Section 11.4 in which the Company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no Modification of any such Option occurs, all Options granted under this Plan shall terminate and such event shall be deemed a Terminating Event. For purposes of this Section 11.4, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

11.5 Acceleration of date of exercise - The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that, without the consent of the Optionee with respect to any Option, the Committee shall not accelerate the date of any installment of any Option granted to an employee as an ISO (and not previously converted into a Non-ISO pursuant to Section 13 below) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 7.1 above.

11.6 Determination to be made by Committee - Adjustments and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.


12.               TERMINATION AND AMENDMENT OF PLAN

12.1 Termination of Plan - Unless earlier terminated as provided in Section 11 above or in Section 12.2 below, the Plan shall terminate on, and no Option shall be granted under the Plan, after ten years has passed from the Effective Date of the Plan.

12.2 Power of Committee to terminate or amend Plan - Subject to the approval of any stock exchange on which the Company is listed, the Committee may terminate, suspend or amend the terms of the Plan; provided, however, that, except as provided in Section 11 above, the Committee may not do any of the following without obtaining, within 12 months either before or after the Committee's adoption of a resolution authorizing such action, approval by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws, or by the written consent of the holders of a majority of the securities of the Company entitled to vote:

     (a) increase the aggregate number of Shares which may be issued under the Plan;

     (b) materially modify the requirements as to eligibility for participation in the Plan, or change the designation of the employees or class of employees eligible to receive ISOs under the Plan;

     (c) materially increase the benefits accruing to participants under the Plan; or

             (d) make any change in the terms of the Plan that would cause the ISOs granted hereunder to lose their qualification as "incentive stock options" under Section 422 of the Code.

12.3 No grant during suspension of Plan - No Option may be granted during any suspension, or after termination, of the Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.


13.                CONVERSION OF ISOS INTO NON-ISOS

13.1 Conversion of ISOs into Non-ISOs - At the written request of any ISO Optionee, the Committee may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-ISOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company at the time of such conversion. Such actions include, but shall not be limited to, extending the exercise period of such ISOs. At the time of such conversion, the Committee, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISOs as the Committee in its discretion may determine, provided that such conditions are consistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-ISOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.


14.                CONDITIONS PRECEDENT TO ISSUANCE OF SHARES

14.1 Compliance with securities laws - Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such Shares comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state or provincial securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or otherwise traded.

14.2 Representations by Optionee - As a condition precedent to the exercise of any Option, the Company may require the Optionee to represent and warrant, at the time of exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representations and warranties are required by any applicable law.

14.3 Regulatory approval to issuance of Shares - The Company's inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such Shares.

15.                USE OF PROCEEDS
                   ---------------

15.1 Use of Proceeds - Proceeds from the sale of Shares pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

16.                    NOTICES

16.1 Notices - All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given, in which case notice shall be deemed to have been duly given on the date of such service; telefaxed, in which case notice shall be deemed to have been duly given on the date the telefax is sent; or mailed to the party to whom notice is to be given, by first class mall, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the tenth postal delivery day following the date of such mailing.


17.                MISCELLANEOUS PROVISIONS

17.1 No obligation to exercise - Optionees shall be under no obligation to exercise Options granted under this Plan.

17.2 No obligation to retain Optionee - Nothing contained in this Plan shall obligate the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such Optionee's compensation.

17.3 Binding agreement - The provisions of this Plan and each Option Agreement with an Optionee shall be binding upon such Optionee and the Qualified Successor or Guardian of such Optionee.

17.4 Use of terms - Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

18.                SHAREHOLDER APPROVAL TO PLAN

                                                        18
18.1 Shareholder approval to Plan - This Plan must be approved by a majority of the votes cast at a meeting of the shareholders of the Company, other than votes attaching to securities beneficially owned by:

     (a) insiders of the Company, meaning directors, officers and greater than 10 percent shareholders; and

     (b) Associates of persons referred to in (a).


19.                EFFECTIVE DATE OF PLAN

19.1 Effective date of Plan - This Plan was adopted by the Board of Directors on November 15, 1996, and will be submitted to the shareholders of the Company for approval at the next annual general meeting of the shareholders of the Company. The Effective Date of the Plan is November 15, 1996, provided that any Options granted pursuant to the Plan prior to the date on which shareholder approval to the Plan is given may not be exercised until the Plan and any such Options receive shareholder approval.

                                      DSI DATOTECH SYSTEMS INC.

                             AMENDMENT NO. 1 TO THE 1996 STOCK OPTION PLAN



The 1996 Stock Option Plan of DSI Datotech Systems Inc. (the "Company") effective November 15, 1996 (the "Plan") attached hereto as Schedule "A" is amended as follows:


     1. Subparagraph 4.4 under "Limit on maximum grant to any Optionee" of the Plan is hereby deleted in its entirety and replaced with the following:

        "4.4 Limit on maximum grant to any Optionee - Notwithstanding anything in this Plan to the contrary, no officer or employee of the Company shall receive Options exercisable for more than 987,500 Shares over any three year period."

     2. Subparagraph 5.1 under "Numbers of Shares" of the Plan is hereby deleted in its entirety and replaced with the following:

        "5.1 Number of Shares - The Committee, from time to time, may grant Options to purchase an aggregate of up to 1,975,086 Shares, subject to regulatory approval, to be made available from authorized, but unissued or reacquired, Shares, provided that no more than 987,500 options may be granted to directors and officers in management, administration and investor relations and the remaining options may be granted to employees and consultants and members of any advisory board working in the research, development, marketing and commercialization of gesture interface control systems and other technology developed by the Company. In calculating the foregoing 1,975,086 Shares, the Committee shall include all shares subject to options outstanding prior to the Effective Date of the Plan. The foregoing number of Shares hall be adjusted, where necessary, to take account of the events referred to in Section 11 hereof."

3.      In all other respects the Plan shall remain the same.


This Amendment to the Plan was adopted by the Board of Directors on January 9, 1998 and submitted to the shareholders of the Company for approval at the annual general meeting held January 9, 1998.